SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

AB Municipal Income Fund II
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AB Michigan Portfolio
YOUR VOTE IS CRITICAL
PLEASE VOTE TODAY

By now, you should have received a proxy package in the mail regarding an important Shareholder Meeting for the AB Michigan Portfolio scheduled for October 31, 2016. According to our records, we have not received your vote! The Trustees of the Fund unanimously recommend you vote "FOR" the proposal to liquidate and terminate the portfolio.

The Notice of Special Meeting and proxy statement provide additional detail on each of the considerations and why the Trustees recommend the termination of the Portfolio.

If you have any questions or would like to vote, please call the number listed below:

1-855-973-0097

It is important that we receive your vote before the October 31st Shareholder Meeting because it will help to avoid having to hold additional meetings in order to reach a quorum.

The Fund has made it very easy for you to vote.
Choose one of the following methods:

VOTE ONLINE	VOTE BY PHONE

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.
Call the phone number above   Monday – Friday, 9:00 am – 10 pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR YOUR PARTICIPATION